CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on
Form N-1A of our reports dated December 16, 2005, relating to the financial statements and financial highlights which appear in the October 31, 2005Annual Reports to
Shareholders of Dreyfus S&P 500 Index Fund, Dreyfus Smallcap Stock Index Fund and
Dreyfus International Stock Index Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings
“Financial Highlights” and “Counsel and Independent Registered Public Accounting
Firms” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 22, 2006